STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 19th day of November, 2014, by and among the entities listed as Buyer(s) on the signature page and Schedule B attached hereto (collectively the “Buyers”, and each individually a “Buyer”) and the persons listed as Sellers on the signature page and Schedule A attached hereto (collectively the “Sellers,” and each individually a “Seller”).

RECITALS:

This Agreement sets forth the terms and conditions upon which Sellers are selling to the Buyers and the Buyers are purchasing from the Sellers 2,308,343 (the “Shares”), representing approximately 78.3% of the issued and outstanding common stock of Hotel Outsource Management International, Inc., a Delaware corporation (the “Company”).

NOW THEREFORE, in Consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES

1.01

Shares being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling and transferring the Shares to the Buyers at the closing provided for in Section 1.05 hereof (the “Closing”), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02   Escrow Agent.  Parties   hereto   agree   that  the Seller’s law firm of Schonfeld & Weinstein, LLP (the “Escrow Agent”) located at 80 Wall Street, Suite 815, New York, New York 10005 shall act as the Escrow Agent for the transfer of the Funds and the Shares pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.

1.03

Consideration.  An aggregate total of $340,000 shall be due and payable under the terms of this Agreement in conjunction with purchase of the Shares as well as for the payment of certain consultants.  Prior to the date of execution of this Agreement, at the time of execution of a letter of intent between the parties relating to the transaction described herein, the Buyers deposited the sum of U.S. $40,000 to the account of the Escrow Agent to be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.  The parties hereby acknowledge that prior to the execution of this Agreement, Buyer authorized the Escrow Agent to release $5,000 out of the initial $40,000 earnest money deposit to Sellers solely for the purpose of use by Sellers for payment of costs incurred by the Company in conjunction with preparation of the Company’s report on Form 10-Q for the period ended September 30, 2014. Buyer has agreed that it will pay $2,500 toward the cost of the Form 10-Q, so upon Closing, Buyer shall wire an additional $2,500 to Seller to cover said payment.  Upon Closing, Buyer will wire an additional $50,000 to Escrow Agent. In the event the transaction does not close, and provided that the failure to close is not the result of a default by Sellers under this Agreement and/or any of the representations or warranties herein, the $5,000 released from escrow shall be treated as non-refundable earnest money and be forfeited by Buyer.  Within 5 business days of signing of this Agreement, Buyers shall deposit the additional sum of U.S. $160,000 to the account of the Escrow Agent to be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A, so that the total amount to be held by Escrow Agent shall be $200,000.  Prior to Closing, Buyers shall deposit an additional sum of $60,000 with Frascona, Joiner, Goodman and Greenstein, P.C., counsel for the Buyers, of which $50,000 shall be deposited with the Escrow Agent at the time of Closing.  The remaining $80,000 due and payable under the terms of this Agreement shall be held and dispersed by Fullsino Investments Limited, a consultant to the transaction, to cover certain consultancy and professional fees in relation to the transaction contemplated herein.

1.04

Delivery of Shares.   Prior to Closing, the Sellers shall deliver to the Escrow Agent named in Section 1.02 certificates representing the Shares, duly endorsed in blank and otherwise in form acceptable for transfer on the books of the Company or accompanied by stock powers signed in blank with medallion signature guarantees.

1.05

Closing.  The Closing of the transactions provided for herein shall take place within five (5) business days following filing by the Company, in accordance with the provisions of Section 5.01(e) hereof, of its report on Form 10-Q for the quarterly period ended September 30, 2014, or at such other date and time as the parties may mutually agree in writing.  If Closing does not take place on or before December 1, 2014, this Agreement shall be null and void and all remaining escrowed funds shall be returned to the Buyer and all escrowed Shares shall be returned to the Seller unless the Closing is extended by the parties, in writing.  However, if the Company has filed its report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, and the Closing has not taken place within five (5) business days following such filing, and the parties have not agreed in writing to extend the date of Closing, provided Sellers are not in default under this Agreement and/or any of the representations or warranties herein, then Sellers and Buyers hereby agree that Escrow Agent shall be authorized to release to Sellers the remaining balance of the funds then held by the Escrow Agent ($200,000), as well as the escrowed Shares.  Alternatively, in the event the Company fails to file its report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, then the Buyer in the Buyer’s sole subjective discretion may elect to terminate this Agreement, in which case the remaining balance of the funds then held by the  Escrow Agent shall be returned to the Buyer and the escrowed Shares shall be returned to the Seller, or Buyer may elect to continue with the transaction contemplated herein. These provisions are included in the Escrow Agreement, as well.

1.06

Delivery of Share Certificates.  At the Closing, the Escrow Agent shall deliver to the Buyers certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, or accompanied by stock powers signed in blank with medallion signature guarantees.

1.07

Payments/Deliveries at Closing. At the Closing, Sellers shall deliver to the Escrow Agent and to Buyer copies of invoices for legal and accounting fees, and other bona fide costs and expenses incurred by the Company in conjunction with preparation and filing of its  report on Form 10-Q for the period ended September 30, 2014.  For all amounts over $5,000, Buyer and Seller shall split the bona fide fees, costs and expenses related to the 10Q evenly between them, up to a maximum cost of $10,000, so in no event shall Buyer be responsible for paying more than $2,500 toward the costs related to the 10-Q.  Seller estimates that the total costs of the 10Q total $10,500.  As a result, Buyer has agreed to wire $2,500 to Seller at the Closing.  The Escrow Agent shall disburse any funds deposited by Buyer for payment of fees, costs and expenses for direct payment of those items, and shall disburse the remaining balance of funds from escrow to the persons and in the amounts shown on schedule 1.07.  The Buyer shall wire an additional $50,000 to Escrow Agent at the Closing. The remaining $80,000 shall be held and dispersed by Fullsino Investments Limited, a consultant to the transaction, to cover certain consultancy and professional fees in relation to the transaction contemplated herein.

II.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

The Sellers hereby represent and warrant as follows:

2.01

Organization, Capitalization, etc.

(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified in no other state.

(b)

As of the date of execution of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of $0.001 par value common stock of which 2,949,484 shares are issued and outstanding, and 5,000,000 shares of $0.001 par value preferred stock, of which 0 shares are issued and outstanding.  The Shares owned by the Sellers are free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares and, upon consummation of the transactions contemplated by this Agreement, the Buyers will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. Except as otherwise provided herein, there are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

(c)

Copies of the Company’s Articles of Incorporation and its By-laws have been provided to the Buyers.  Such copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each as provided are true, correct and complete.  The minute books of the Company as forwarded to the Buyers contain true, correct and complete records of all meetings and consents in lieu of meetings of its Board of

Directors (and any committees thereof), or similar governing bodies.  The stock books of the Company as forwarded to the Buyers are true, correct and complete.

2.02

Authority; No Violation.  The execution and delivery of this Agreement by the Sellers, and the consummation by Sellers of the transactions contemplated hereby have been duly authorized.  To the best knowledge of Sellers, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or the Sellers are a party or by which the Company or the Sellers are bound.

2.03

No Liabilities.  The Company will have no outstanding debts or liabilities as of Closing except for liabilities of $11,887.85 identified on Schedule 2.03 attached hereto which are related to the closing of the Company’s European subsidiary, which shall be paid with the proceeds from the Closing.

2.04

Absence of Certain Changes.  To the best knowledge of the Sellers, as of the date of Closing, the Company will not have:

(a)

Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)

Incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied or will not satisfy at or before Closing;

(c)

Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

(d)

Made any material change in any method of accounting or accounting practice.

2.05

Litigation.  To the best knowledge of the Sellers, there are no actions, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against the Company, and neither the Company nor the Sellers knows or has any reason to know of any basis for any such action, proceedings, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

2.06

SEC Documents and Financial Statements.  The Sellers hereby make reference to the documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov  under the Company’s name, and to the Company’s report on Form 10-Q for the quarterly period ended September 30, 2014, to be filed with the SEC following execution of this Agreement and prior to Closing hereunder (collectively, the “SEC Documents”).  The SEC Documents constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Securities Act of 1933, as amended (“Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations promulgated thereunder by the SEC.  All the Company Existing Financial Statements included in the Company’s annual and quarterly reports filed as part of the SEC Documents (all such statements being referred to collectively as the “Company Existing Financial Statements”), together with the notes thereto, have been prepared, or will be prepared, in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  These Company Existing Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

2.07

Tax Returns.  To the best knowledge and belief of the Sellers, the Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

2.08

Quotation.  The Company’s Common Stock is currently listed for quotation on the OTCQB under the symbol HOUM, and the Company has not received any notices that its Common Stock will not be eligible for quotation on the OTCQB.

2.09

Full Disclosure.  The Company and Sellers have provided the Buyers with full disclosure of all material information known to them regarding the Company and the Shares. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyers pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

2.10

Schedules.   All lists or other statements, information or documents set forth in, or attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Sellers with the same force and effect as if such lists, statements, information and documents were set forth herein.

2.11 Representations and Warranties.  The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement, or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading, under the circumstance under which they were made, and shall survive after the Closing as set forth herein.

III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants as follows:

3.01

Authority; No Violation.    The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly authorized.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Buyer is a or by which the Buyer is bound.

3.02

Representations Regarding the Acquisition of the Shares.

(a)

The Buyer understands that the Shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act of 1933 and that such Shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration;

(b)

The Buyer understands the speculative nature and risks of investments associated with the Company and confirms that it is able to bear the risk of the investment, and that there is currently only a limited public market for the Shares of the Company and that there is no assurance that an active public market will be established or maintained for the Shares of the Company.

(c)

Neither the Company nor the Sellers is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyer, and Buyer is solely responsible for determining the status, in its hands, of the Shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of resale or transfer of the Shares and Notes.  Buyer is able to fend for itself and can bear the economic risk of its investment, and Buyer acknowledges that the future success of the Company will depend on Buyers’ business and Buyers’ management and not on the current management of the Company.

(d)

 The Buyer has had the opportunity to ask questions of the Company and the Sellers and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company.  Further, the Buyer has been given:  (1) all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; and (3) an opportunity to question the appropriate executive officers of the Company and each of the individuals comprising the Sellers.

(e)

Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that they are capable of evaluating the merits and risks associated with purchase of the Shares.

(f)

Buyer is aware that the remaining issued and outstanding shares of the Company, which are not being purchased in this transaction, are owned by multiple other shareholders, who will all continue to have the rights associated with their shares, even after Closing.

IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.01

Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof.

4.02

Indemnification by Sellers.  The Sellers hereby agree to indemnify the Buyer and the Escrow Agent and hold Buyer and Escrow Agent harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Buyer or Escrow Agent resulting from a knowing, or deliberate, or grossly negligent material breach of any agreement, representation, or warranty by the Sellers, including, but not limited to, any undisclosed liabilities or obligations of the Company, known by Sellers, as described in Section 2.03and 2.07 of this Agreement.  Assertion by the Buyer of its right to indemnification under this Section 4.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Company or the Sellers.  The indemnification provided under this Section 4.02 shall survive the Closing of the transactions covered by this Agreement.

4.03

Indemnification by Buyers.  The Buyer hereby agrees to indemnify the Sellers, the Company and Escrow Agent, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Sellers resulting from a knowing, or deliberate, or grossly negligent material breach of any agreement, representation, or warranty of the Buyer contained herein.  The indemnification provided under this Section 4.03 shall survive the Closing of the transactions covered by this Agreement.

V.  ADDITIONAL CONDITIONS TO CLOSING

5.01

Obligation of Buyer to Close.  Buyer shall not be obligated to close this transaction unless:

(a)

Buyer is satisfied, following reasonable investigation, that all of the representations of the Sellers as of the date of execution of this Agreement and as of the date of Closing are true and correct.

(b)

Sellers shall have delivered the share certificates to the Escrow Agent in accordance with Section 1.06 hereof.

(c)

On or before the Closing Date, the Seller shall have caused all Company liabilities to have been paid, transferred, or assumed except for liabilities of $11,887.85 (9,579 Euros) identified on Schedule 2.03 attached hereto which are related to the closing of a European subsidiary, which shall be paid immediately following the Closing out of the Consideration.  As part of Closing the $11,887.85 (9,579 Euros) necessary satisfy the liabilities identified on Schedule 2.03 shall be held by the Escrow Agent and shall be paid directly by the Escrow Agent to the parties identified on Schedule 2.03 to satisfy such liabilities.  Upon payment of such liabilities, the Company shall deliver to the Buyer documentation reasonably acceptable to the Buyer identifying that all such liabilities have been paid in full.

(v)

There have been no changes in the Company's business or capitalization between the date of signing this Agreement and the date of Closing.

(e)

Prior to the Closing, the Company shall have completed the filing of its report on Form 10-Q for the quarterly period ended September 30, 2014, and shall have provided Buyer with satisfactory evidence that all fees and costs incurred by the Company and/or Sellers for purposes of completing such filing have been paid.  By execution of this Agreement, Buyer hereby agrees in conjunction with Closing hereunder, to pay or reimburse the Sellers for up to $2,500 of the fees and costs incurred by the Company and/or Sellers in conjunction with completion of the 10-Q filing described in the immediately preceding sentence.  Such payment or reimbursement by the Buyer shall be separate from, and in addition to, payment by Buyer of the consideration described in Section 1.03 hereof, but shall be delivered simultaneously, at the closing

(f)

Effective as of the Closing Date, or such later date as agreed to between the Buyers and Sellers: (i) the Sellers will cause the Company’s officers to resign and be duly replaced by the Buyer’s designees; (ii) Kok Seng Yeap Eddy shall be appointed a director of the Company and (ii) after compliance with Rule 14F-1, if required, or such other provisions of the Exchange Act as may be applicable, if any, the Sellers will cause the Company’s sole director to resign and be duly replaced  by Buyers’ director designees with such resignation from his position as a director becoming effective after compliance with Rule 14F-1 or such other applicable rules.

(g)

The Sellers shall have provided Buyer with a Certificate of Good Standing of the Company from the State of Delaware; and

(h)

Between the date hereof and the Closing date, Sellers will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof,

would have been required to be set forth herein or disclosed pursuant to this Agreement, or which would represent a material fact the disclosure of which would be relevant to the Buyer.

(i)

However, notwithstanding any of the other conditions in in this section, Buyers agree and acknowledge that in the event the Company has filed its report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, and Buyers do not close this transaction within five (5) business days of the Company filing its 10-Q for the quarter ended September 30, 2014 as contemplated herein, and provided Sellers are not in default under this Agreement and/or any of the representations or warranties herein, then Escrow Agent is authorized to release all escrowed funds and escrowed Shares to Seller, and Buyer shall hold Escrow Agent harmless from any liability with regard to the release of such escrowed funds.

5.02

Obligation of Sellers to Close.  Sellers shall not be obligated to close this transaction unless:

(a)

Buyer agrees to use funds currently held in escrow with the Escrow Agent to pay those liabilities stated in Section 1.07; and

(b)

Sellers are satisfied, following reasonable investigation, that all of the representations of Buyer related to any change in the Company between the date of this Agreement and Closing are true and correct;

(c)

Buyer has wired an additional $50,000 to Escrow Agent.

VI.   TERMINATION

6.01

Termination.   This Agreement may be terminated:

(a)

At any time before, or at, Closing by written notice of the Buyer;

(b)

Prior to the Closing by any Party at any time if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or shall become incapable of being accomplished or if any conditions set forth in Article V hereof have not been fully satisfied as of the Closing Date.

(c)

However, both parties acknowledge and agree that, if the Company has filed its report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, and the Closing has not taken place within five (5) business days following such filing, and the parties have not agreed in writing to extend the date of Closing, and provided Sellers are not in default under this Agreement and/or any of the representations or warranties herein, then Sellers and Buyers hereby agree that Escrow Agent shall be authorized to release to Sellers the remaining balance of funds then held by the Escrow Agent as well as the escrowed Shares.  Alternatively, in the event the Company fails to file its report on

Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, then the Buyer in the Buyer’s sole discretion may elect to terminate this Agreement, in which case the remaining balance of funds then held by the Escrow Agent shall be returned to the Buyer and the escrowed Shares shall be returned to the Seller.

ARTICLE VII.  MISCELLANEOUS

7.01

Expenses.  Except as otherwise specifically set forth herein, each of the parties shall bear their own expenses incurred in conjunction with the Closing hereunder.

7.02

Further Assurances.  From time to time, at the request of the Buyer and without further consideration, the Sellers shall execute and transfer such documents and take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated at the cost of Buyer.

7.03

Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

7.04

Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

7.05

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

7.06

Confidentiality.  Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement.  If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

7.07

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified herein, with a copy sent as follows:

If to the Sellers:

Andrea Weinstein, Esq.

Schonfeld & Weinstein, LLP

80 Wall Street, Suite 815

New York, New York  10005

With a copy to:

Avraham Bahry

1 Gan HaShikmim Street, Savyon 5690500, Israel

If to the Buyer:

RichCorp Holdings Limited

c/o  Mr. Eddy Kok

Brumby Centre, Lot 42,

Jalan Muhibbah, 87000,

Labuan F.T.

Malaysia

7.08

Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

7.09

Counterparts.  This Agreement may be executed simultaneously in several counterparts, including by fax or email, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10

Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

[signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and Sellers on the date first written above.

SELLERS:

/s/Avraham Bahry

Avraham Bahry, individually

/s/Daniel Cohen

Daniel Cohen, individually

/s/Jacob Ronnel

Jacob Ronnel, individually

Tomwood, Ltd.

/s/Isaac Elbaz

Isaac Elbaz

BUYERS:

RICHCORP HOLDINGS LIMITED

By: /s/ Kok Seng Yeap Eddy

Name: Kok Seng Yeap Eddy

Its: Director

ACKNOWLEDGED AND APPROVED:

ESCROW AGENT:

Dated: November 19, 2014

/s/ Andrea Weinstein, Esq.

Schonfeld & Weinstein, LLP.

By: Andrea Weinstein, Esq.

THE COMPANY:

Hotel Outsource Management International, Inc.

Dated:

November 19, 2014

/s/ Avraham Bahry

By:  Avraham Bahry

Its:   President

SCHEDULE A

Name of Seller	Address	Number of Shares to be sold
Tomwood Ltd.	8 Rue Enyard, Geneva, CH-1205, Switzerland	1,758,135
Daniel Cohen	10 Iris Street Po Box 4591, 30889 Caesarea, Israel	330,562
Avraham Bahry	1 Gan Hashikmin Street, Ganey Yehuda, Savyon, 56905, Israel	169,546
Jacob Ronnel	21 Hasvoraim St, Tel Aviv, Israel	50,102

SCHEDULE B

Name of Buyer	Number of Shares to be acquired
RichCorp Holdings Limited	2,308,343

EXHIBIT A

ESCROW AGREEMENT

See Attached.

SHARE PURCHASE ESCROW AGREEMENT

This Share Purchase Escrow Agreement (the “Agreement”), effective this 19th day of November 2014, is made by and between Avraham Bahry, selling agent for various shareholders of Hotel Outsource Management International, Inc.  (the “Company”), (hereinafter referred to as “Seller”), and RichCorp Holdings Limited, a Samoan corporation (hereinafter referred to as “Purchaser”), and Schonfeld & Weinstein, L.L.P., acting as escrow holder (hereinafter, the “Escrow Holder”).

RECITALS

WHEREAS, The Purchaser wishes to acquire a controlling interest in the Company; and

WHEREAS, The Seller holds shares of the Company; and

WHEREAS, The Escrow Holder has agreed to act for, and only for, this limited purpose of holding the shares to be purchased by Purchaser and the funds representing the purchase price, in escrow, and to release same pursuant to the terms of this Agreement; and

WHEREAS, this Agreement shall constitute a part of that Stock Purchase Agreement dated November 19, 2014 by and between Purchaser and Seller (the “Stock Purchase Agreement”) but shall continue in force independent of the Stock Purchase Agreement and shall survive any termination of the Stock Purchase Agreement. Unless otherwise indicated herein, all defined terms shall have those definitions assigned in the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.

Deposit of Shares.

Upon execution of this Agreement, Seller will place in escrow with Schonfeld & Weinstein, L.L.P.  (the “Escrow Holder”) certificates representing 2,308,343 shares of Company’s common stock, all of which shall bear legends restricting the transfer thereof (the “Shares”), which Shares shall be properly accompanied by stock powers endorsed with medallion guarantees (or, in the case of shares held by persons overseas, the Shares shall contain notarizations acceptable to the Company’s transfer agent).

2.

Deposit of Funds.

Upon execution of this Agreement, Purchaser shall deposit $160,000.00 (one hundred sixty thousand dollars) with Escrow Holder, which, together with the $40,000.000 (forty thousand dollars) previously deposited with Escrow Holder, which are now also subject to this Agreement, shall constitute the “Escrowed Funds.”  In addition, Purchaser shall deposit with Escrow Holder an additional $50,000 (fifty thousand dollars) at the Closing (the “Closing Deposit”). The Escrowed funds and the Closing Deposit may, for purposes of this Agreement, be referred to as the “Purchase Price.”

3.

Closing; Release of Escrowed Funds Without Closing

(a)

 The Closing (as defined in the Stock Purchase Agreement) shall take place within five (5) business days following filing by the Company, in accordance with the provisions of Section 5.01(e) of the Stock Purchase Agreement, of its report on Form 10-Q for the quarterly period ended September 30, 2014, or at such other date and time as the parties may mutually agree in writing.  If Closing does not take place on or before December 1, 2014, the Stock Purchase Agreement shall be null and void and Escrow Holder shall return all remaining Escrowed Funds to the Purchaser and all Escrowed Shares to the Seller unless the Closing is extended by the parties, in writing.  However, if the Company has filed its  report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, and the Closing has not taken place within five (5)  business days following such filing, and the parties have not agreed in writing to extend the date of Closing, then Sellers and Purchasers hereby agree that Escrow Agent shall be authorized to release to Sellers   the remaining balance of the funds then held by  the Escrow Agent , as well as the escrowed Shares, without any liability to Escrow Agent.  Alternatively, in the event the Company fails to file its report on Form 10-Q for the quarter ending September 30, 2014 in a timely manner on or before November 14, 2014, or November 19, 2014 if a timely Notification of Late Filing on Form 12b-25 has been filed by the Company, then the Purchaser in the Purchaser’s sole subjective discretion may elect to terminate this Agreement, in which case the remaining balance of the funds then held by  Escrow Agent shall be returned to the Purchaser and the escrowed Shares shall be returned to the Seller, or Purchaser  may elect to continue with the transaction contemplated herein

(b)

The parties hereby acknowledge that prior to the execution of this Agreement, Purchaser authorized the Escrow Holder to release $5,000 out of the initial $40,000 earnest money deposit to Sellers solely for the purpose of use by Sellers for payment of costs incurred by the Company in conjunction with preparation of the Company’s report on Form 10-Q for the period ended September 30, 2014. Upon Closing, the $5,000 released from escrow shall be credited toward the purchase price for the Shares.  In the event the transaction does not close, and provided that the failure to close is not the result of a default by Sellers under this Agreement and/or any of the representations or warranties herein, the $5,000 released from escrow shall be treated as non-refundable earnest money and be forfeited by Purchaser.

(c)

At the Closing, Sellers shall deliver to the Escrow Agent and to Buyer copies of invoices for legal and accounting fees, and other bona fide costs and expenses incurred by the Company in conjunction with preparation and filing of its  report on Form 10-Q for the period ended September 30, 2014.  For all amounts over $5,000, Buyer and Seller shall split the bona fide fees, costs and expenses related to the 10Q evenly between them, up to a maximum cost of $10,000, so in no event shall Buyer be responsible for paying more than $2,500 toward the costs related to the 10-Q.  Seller estimates that the total costs of the 10Q total $10,500.  As a result, Buyer has agreed to wire $2,500 to Seller at the Closing.  The Escrow Agent shall disburse any funds deposited by Buyer for payment of fees, costs and expenses for direct payment of those items, and shall disburse the remaining balance of funds from escrow to the persons and in the amounts shown on schedule 1.07.  The Buyer shall wire an additional $52,500 (representing

$50,000 of the purchase price plus $2,500 for expenses related to the Company’s 10-Q for the quarter ended September 30, 2014)  to Escrow Agent at the Closing. The remaining $80,000 shall be held and dispersed by Fullsino Investments Limited, a consultant to the transaction, to cover certain consultancy and professional fees in relation to the transaction contemplated in the Stock Purchase Agreement, and shall not be part of this Escrow Agreement.

5.

Representations and Warranties of Seller.

Seller represents and warrants to Escrow Holder that:

(a) Seller is duly authorized to execute and deliver this Agreement;

(b) neither the execution of this Agreement nor the consummation by Seller of the transactions contemplated herein will constitute a violation of, conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restrictions of any kind to which Seller is a party or by which Seller is bound;

(c) Seller has the authority to sell shares of the Company pursuant to this Agreement.

6.

Representations of Purchaser.  Purchaser represents and warrants to Escrow Holder that:

(a) this Agreement and all agreements contemplated herein are valid and binding agreements of the Purchaser, enforceable against Purchaser in accordance with their terms;

(b) Purchaser is authorized to execute and deliver this Agreement.

(c) neither the execution of this Agreement nor the consummation by Purchaser of the transactions contemplated herein will constitute a violation of, conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restrictions of any kind to which Purchaser is a party or by which Purchaser is bound

7.

Instructions.  a) All notices, requests, demands, directions, and other communications provided for hereunder will be deemed to have been given, delivered, or made if they are in writing and either sent by certified mail, overnight courier, fax, or actually delivered to the applicable party at the following address:

i)

If to the Purchaser:

RichCorp Holdings Limited

c/o Mr. Eddy Kok

Brumby Centre, Lot 42,

Jalan Muhibbah, 87000,

Labuan F.T. Malaysia

ii)

If to the Seller:

Avraham Bahry

c/o Schonfeld & Weinstein, LLP

80 Wall Street, Suit 815

New York, NY 10005

iii)  If to the Escrow Holder:

Schonfeld & Weinstein, L.L.P.

80 Wall Street, Suite 815

New York, New York 10005

8.

Entire Agreement.  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.  Subject to applicable law, this Agreement may be amended, modified or supplemented only in writing, executed by all three parties hereto.

9.

Agreement Binding.  This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10.

Attorney’s Fees.  In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney’s fees to be fixed by the arbitrator, trial court and/or appellate court.

11.

Computation of Time.  In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall begin to run on the next day this is not a Saturday, Sunday or legal holiday.

12.

Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEW YORK.

13.

Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

14.

Confidentiality.  The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing so long as similar confidentiality terms are placed within any such related agreements.  In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed.  Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, personnel contracts, stock ownership, liabilities and litigation.

15.

Costs, Expenses and Legal Fees.  Whether or not the transactions hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’

fees) except as may otherwise be set forth.

16.

Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provision hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17.

Counterparts and Facsimile/PDF Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.  For purposes of this Agreement, facsimile or emailed (PDF) signatures shall be treated as originals until such a time that applicable pages bearing non-facsimile/PDF signatures are obtained from the relevant party or parties.

18.

Exculpation/Indemnification of Escrow Holder/ Interpleader.

a.

Escrow Holder’s duties hereunder shall be limited to the safekeeping of monies, instruments, or other documents received by the Escrow Holder, and for the distribution of same in accordance with this Agreement and any further instructions pursuant to this Agreement or the Stock Purchase Agreement.  The Purchaser and the Seller hereto agree to indemnify, defend and hold Escrow Holder harmless from and against all costs, damages, judgments, reasonable attorney’s fees, expenses, obligations and liabilities of any kind or nature (“Losses”) which Escrow Holder may incur or sustain in connection with or arising out of this Agreement or the Stock Purchase Agreement except for Losses arising out of Escrow Holder’s own willful misconduct, bad faith, or gross negligence.

b.

The Escrow Holder is not responsible for determining whether any, or all, of the Shares are, in fact free-trading, and shall have no responsibility whatsoever for any loss or issue arising out of any of the Shares not being free trading.  The Purchaser and Seller have explicitly instructed the Escrow Holder to make no inquiries or assessments into the status of the Shares.  The Escrow Holder is under no duty to determine if the Escrow Shares are validly issued, free-trading, or transferable, and has been explicitly instructed by the Seller and Purchaser not to make any inquiries or assessments in this regard.

19.

Escrow Holder’s Rights and Duties.  It is understood and agreed by the parties to this Agreement as follows:

(a)  The Escrow Holder shall not be responsible for the performance by Purchaser or Seller of their respective obligations under any Agreement between them.

(b)  The Escrow Holder is not and shall not be deemed to be trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

(c)  The Escrow Holder shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Holder without verifying the truth or

accuracy thereof.   The Escrow Holder shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or the execution of any such certificate, instrument or other document which is given to the Escrow Holder or to verify the truth or accuracy thereof.

(d) In the event that the Escrow Holder shall be reasonably uncertain as to its duties or rights hereunder or shall receive instructions with respect to the escrow amount or the Escrowed Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of the Agreement or the Stock Purchase Agreement, it shall be entitled to hold the Escrowed Funds, or the portion thereof, in the escrow account pending the resolution of such uncertainty to the Escrow Holder’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Holder, at its sole option, may dispose of the Escrowed Funds with the clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined.  Upon the deposit by the Escrow Holder of the Escrowed Funds with the clerk of any court, the Escrow Holder shall be relieved of all further obligations and released from all liability hereunder.

(e) The Escrow Holder is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice.   In any event its liability hereunder shall be limited to liability for gross negligence, willful misconduct or bad faith on its part.

(f) The Escrow Holder shall keep the Escrowed Funds in a non-interest bearing escrow account during the term of this Agreement.

(g) The Escrow Holder shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement or the Stock Purchase Agreement.  If any such legal proceeding is instituted against it, the Escrow Holder agrees promptly to give notice of such proceeding to Purchaser and Seller.  The Escrow Holder shall not be required to institute legal proceedings of any kind.

(h) The Escrow Holder shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement, the Stock Purchase Agreement or generally, unless such waiver is in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Holder, and only to the extent expressly therein set forth.  A waiver by the Escrow Holder under the terms of this Agreement shall not be construed as a bar to, nor waiver of, the same or any such right or remedy which it would otherwise have on any other occasion.

(i) The Escrow Holder may resign as such hereunder by giving thirty (30) days written notice thereof to the parties, at which time if the successor escrow holder shall be appointed and written notice thereof (including the name and address of such successor escrow holder) shall have been given to the resigning Escrow Holder by the Purchaser and Seller and successor escrow holder, then the resigning Escrow Holder shall pay over to the successor escrow holder the Escrowed Funds.  Each substitute escrow holder shall thereafter hold any funds received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the escrow holder originally named herein.  The Escrow Holder’s duties and responsibilities hereunder shall terminate upon the disbursement of the Escrowed Funds then held in escrow according to such written instructions or upon delivery as herein provided.  This

Agreement shall not otherwise be assignable by the Escrow Holder without the prior written consent of Purchaser and Seller.

20.

General.  This Agreement (a) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof; (b) supersedes any and all prior understandings or agreements relating to the subject matter hereof; (c) may not be assigned, modified, amended or terminated except in writing signed by all the parties hereto; (d) shall be governed by, and construed in accordance with the laws of the State of New York; (e) shall be blinding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns; (f) shall not confer upon any person not referred to in; (e) hereof any rights or remedies of any nature whatsoever under or by reason of this Agreement; and (g) may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

Seller

Purchaser

RichCorp Holdings Limited

/s/Avraham Bahry

/s/ Kok Seng Yeap Eddy

Avraham Bahry

By:

Kok Seng Yeap Eddy

as Seller representing certain shareholders

Its: Director

of Hotel Outsource Management International Inc.

Escrow Holder

/s/ Andrea Weinstein, Esq.

Schonfeld & Weinstein, L.L.P.

SCHEDULE 1.07

Entity to receive the escrowed fund	Amount of fund to be received
Creditors Listed on Schedule 2.03
$11,887.85
Sellers, or their representatives or assigns	Balance of Funds
TOTAL	USD $250,000

SCHEDULE 2.03

Liabilities to be paid at Closing

3,829 Euros owed to Luxembourg tax authority

5,750 Euros  owed to Luxembourg accountant

Total owed:  9,579 Euros

Total Owed in US$:  $11,887.85 (computed at .80 Euros: $1.00)